Exhibit 99.1  Press Release issued by the Company dated May 12, 2004


Pep Boys Reports 11% Comp Sales Increase
-   Diluted EPS From Continuing Operations of $.27    -

PHILADELPHIA - May 12, 2004 - The Pep Boys - Manny, Moe & Jack (NYSE: "PBY"), the nation's leading automotive aftermarket retail and service chain, announced the following results for the first quarter ended May 1, 2004.

Operating Results

First Quarter
Sales
Sales for the thirteen weeks ended May 1, 2004, were $566,133,000, 10.8% higher than the $510,910,000 recorded last year. Comparable sales increased 11.0%, comparable merchandise sales increased 12.3% and comparable service revenue increased 5.6%.

Earnings
Net Earnings from Continuing Operations Before Cumulative Effect of Change in Accounting Principle improved from a Net Loss of $7,327,000 ($.14 per share - basic and diluted) to Net Earnings of $16,191,000 ($.29 per share - basic and $.27 per share diluted).


Pep Boys' Chief Executive Officer, Larry Stevenson, commented that "While we are very pleased with our first quarter results, I remind you that we are in the early stages of our retail renewal and we will be facing tougher comparisons throughout the balance of the year."



                                 - more -

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

                                       Pep Boys Financial Highlights


                                                         Thirteen                  Thirteen
                                                       Weeks Ended               Weeks Ended
                                                       May 1, 2004               May 3, 2003
                                                      -------------             -------------



Total Revenues                                      $   566,133,000            $  510,910,000

Net Earnings (Loss) From Continuing
 Operations Before Cumulative Effect
 of Change in Accounting Principle                  $    16,191,000            $   (7,327,000)

Average Shares - Diluted                                 63,587,000                51,652,000

Basic Earnings (Loss) Per Share
 from Continuing Operations Before
 Cumulative Effect of Change in
 Accounting Principle                               $          0.29            $        (0.14)

Diluted Earnings (Loss) Per Share
 from Continuing Operations Before
 Cumulative Effect of Change in
 Accounting Principle                               $          0.27            $        (0.14)





Pep Boys has 595 stores and more than 6,000 service bays in 36 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800 - PEP-BOYS or by visiting pepboys.com.


                                              ###

Certain statements contained herein constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995.
The word "guidance," "expect," "anticipate," "estimates," "forecasts" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management's expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company's actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers' ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company's stores, competitive pricing, the location and number of competitors' stores, product and labor costs and the additional factors described in the Company's filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.



Investor Contact:       George Babich, President & CFO (215) 430-9720
Media Contact:  Bill Furtkevic (215) 430-9676
Pep Boys
3111 West Allegheny Avenue
Philadelphia, PA  19132
Internet:http://www.pepboys.com